Exhibit 99.1

For Immediate Release
Media Relations Contacts:
Mr. Andrew Shane
andrew.shane@idearc.com
972/453-6473
Investor Relations Contact:
Mr. Samuel D. (Dee) Jones
dee.jones@idearc.com
972/453-7364
Idearc announces year to date and third quarter 2008 results
Company makes progress on operational initiatives; Retains advisors to address capital structure
DALLAS – October 30, 2008 – Idearc Inc. (NYSE: IAR) today announced financial results for year-to-date and third quarter ended September 30, 2008.
“Idearc’s financial results in the third quarter reflect the significant challenges our clients are facing as they contend with difficult economic conditions across the nation,” said Scott W. Klein, chief executive officer of Idearc Inc. “We remain focused on accelerating revenue, reducing expenses and improving margins, as well as creating a high-performance culture. We are acting aggressively and quickly to adjust our organization and market approach to meet the challenges ahead of us.”
Financial Summary
Idearc reports financial results on a GAAP basis and on an adjusted pro forma basis to eliminate the impact of transition and restructuring costs. The adjusted pro forma basis measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules.
On a year-to-date basis, Idearc reported multi-product revenues of $2,264 million, a 5.7 percent decrease compared to the same period in 2007. Year-to-date Internet revenue was $223 million, a 6.2 percent increase compared to the same period in 2007.
The Company reported third quarter 2008 multi-product revenues of $735 million, a 7.1 percent decrease compared to the same period in 2007. The Company reported Internet revenue of $75 million in the third quarter, an 8.7 percent increase compared to the same period in 2007.

The Company reported year-to-date earnings before interest, taxes, depreciation and amortization (EBITDA) of $ 956 million, a 12.9 percent decrease compared to the same period in 2007. Reported year-to-date EBITDA margins were 42.2 percent, compared to 45.7 percent in the same period in 2007. On an adjusted pro forma basis, year-to-date EBITDA was $985 million, a 15.7 percent decrease compared to the same period in 2007. Adjusted pro forma EBITDA margins were 43.5 percent, compared to 48.6 percent in the same period in 2007.
The Company reported third quarter EBITDA of $ 298 million, a 21.6 percent decrease compared to the same period in 2007. The Company reported EBITDA margins of 40.5 percent in the third quarter, compared to 48.0 percent in the same period in 2007. On an adjusted pro forma basis, third quarter EBITDA was $302 million, a 24.1 percent decrease compared to the same period in 2007. Adjusted pro forma EBITDA margins were 41.1 percent in the third quarter 2008, compared to 50.3 percent in the same period in 2007.
The Company reported year-to-date net income of $ 260 million, a 21.0 percent decrease compared to the same period in 2007. On an adjusted pro forma basis, year-to-date net income was $279 million, a 25.4 percent decrease versus the same period in 2007.
The Company reported third quarter net income of $73 million, a decrease of 37.6 percent versus the same period in 2007. On an adjusted pro forma basis, third quarter net income was $76 million, a decrease of 40.6 percent versus the same period in 2007.
Free cash flow for the nine months ended September 30, 2008 was $340 million based on cash from operating activities of $377 million, less capital expenditures of $37 million.
Multi-product advertising sales for the third quarter declined 10.8 percent compared to 2007.
Update on Liquidity and Capital Structure
As of September 30, 2008, Idearc had cash and cash equivalents of $304 million. On October 24, 2008, the Company initiated borrowings of $247 million under its existing $250 million revolving credit facility. Idearc intends to use the funds from the revolving credit facility for general corporate purposes.
The Company has retained Merrill Lynch Co. & and Moelis & Company as financial advisors in connection with the review of alternatives related to the Company’s capital structure. There can be no assurance that the Company will pursue transactions related to any such alternatives.
“Our objective is to maximize opportunities to help ensure that Idearc has an appropriate capital structure to support our strategic business objectives,” Klein said. “We intend to look closely at all available opportunities to strengthen our balance sheet and improve our risk profile. At the same time, we will continue to manage our financial resources prudently, with a focus on maintaining sufficient liquidity and flexibility as we work our way through the current challenging economic environment. Fortunately, Idearc continues to generate significant cash flow.”
New York Stock Exchange Listing
On October 24, 2008, the Company received notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with NYSE continued listing standards because the 30 trading-day average closing price of the Company’s common stock was less than $1.00 per share.  Under applicable NYSE rules, the Company generally has six months to return to compliance with this requirement.

The Company expects that its common stock will remain listed on the NYSE during this six-month period.  If the average trading price of the Company’s common stock does not sufficiently improve, the Company’s Board of Directors and management intend to consider a reverse stock split and other possible alternatives.  If the Board decides to seek stockholder approval for a reverse stock split, the Company must do so no later than its 2009 annual meeting of stockholders, which is scheduled for May 2009.
Operational Update
During the third quarter, Klein announced his new leadership team and implemented several programs focused on:
•	Driving sales productivity;

•	Simplifying the organization and making it easer to do business with;

•	Accelerating Internet revenue; and

•	Creating a better place to work.
“I am pleased with the progress we are making, although it will take some time before the changes we are implementing have a significant impact on our financial results,” Klein said. “We are re-energizing the company and we are on the road to redefining who we are. Our objective is to address our challenges and introduce new ideas – in some cases, radical ideas — to help position the company as an industry leader in providing outstanding solutions and support to our clients.”
Webcast Information
Idearc welcomes investors, media and other interested parties to join Klein, and Samuel D. (Dee) Jones, chief financial officer, in a discussion via a webcast and teleconference beginning today at 10:00 a.m. (Eastern) by visiting Idearc’s Web site at http://ir.idearc.com/presentations.cfm and following the instructions provided. In addition, individuals within the United States can access the earnings call by dialing (888) 603-6873. International participants should dial (973) 582-2706. The pass code for the call is: 67869257. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. (Eastern). A replay of the teleconference for individuals within the United States will be available at (800) 642-1687, and international callers can access the replay by calling (706) 645-9291. The replay pass code is 67869257 and will be available through November 13.
Certain statements included in this press release and the hyperlinked materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc management’s current views with respect to Idearc’s financial performance and future events with respect to its business and industry in general. Statements regarding Idearc’s exploration of alternatives related to its capital structure and efforts to regain compliance with the NYSE continued listing standards are forward-looking statements. Statements that include the words “believe,” “will,” “anticipate,” “foresee,” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risks related to Idearc’s substantial indebtedness, including covenant compliance; (ii) risks related to Idearc’s declining print revenue, including a reduction in customer spending resulting from the current economic downturn; (iii) limitations on Idearc’s operating and strategic flexibility under the terms of its debt agreements; (iv) risks associated with a sustained stock price below $1.00 per share and a market capitalization below $75 million, including delisting from the NYSE; (v) changes in Idearc’s competitive position due to competition from other yellow pages directories publishers and other traditional and new media and its ability to anticipate or respond to changes in technology and user preferences; (vi) declining use of print yellow pages directories; (vii) Idearc’s ability to successfully identify and implement cost initiatives; (viii) access to capital markets and changes in credit ratings; (ix) changes in the availability and cost of paper and other raw materials used to print directories and reliance on third-party printers and distributors; (x) increased credit risk associated with reliance on small- and medium-sized businesses, in particular in the current economic environment; (xi) changes in operating performance; (xii) Idearc’s ability to attract and retain qualified executives; (xiii) Idearc’s ability to maintain good relations with its unionized employees; (xiv) changes in U.S. labor, business, political and/or economic conditions; (xv) changes in governmental regulations and policies and actions of regulatory bodies; and (xvi) risks associated with Idearc’s obligations under agreements entered into with Verizon in connection with the spin-off. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

IDEARC INC.
Consolidated Statements of Income
Reported (GAAP)
Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007
(dollars in millions, except per share amounts)

	9 Mos. Ended	9 Mos. Ended
Unaudited	9/30/08	9/30/07	% Change

Operating Revenue
Print products	$2,038	$2,189	(6.9)
Internet	223	210	6.2
Other	3	3	—

Total Operating Revenue	2,264	2,402	(5.7)

Operating Expense
Selling	541	544	(0.6)
Cost of sales (exclusive of depreciation and amortization)	461	469	(1.7)
General and administrative	306	291	5.2
Depreciation and amortization	59	66	(10.6)

Total Operating Expense	1,367	1,370	(0.2)

Operating Income	897	1,032	(13.1)
Interest expense, net	491	505	(2.8)

Income Before Provision for Income Taxes	406	527	(23.0)
Provision for income taxes	146	198	(26.3)

Net Income	$260	$329	(21.0)

Basic and Diluted Earnings per Common Share (1)	$1.78	$2.25	(20.9)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Dividends Declared per Common Share	$.3425	$1.0275
Prior period amounts presented above and in the following schedules have been reclassified to conform to current period presentation.
These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

Note:

(1)	Equity based awards granted in 2007 and 2008 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Reported (GAAP)
Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007
(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	9/30/08	9/30/07	% Change

Operating Revenue
Print products	$659	$721	(8.6)
Internet	75	69	8.7
Other	1	1	—

Total Operating Revenue	735	791	(7.1)

Operating Expense
Selling	176	171	2.9
Cost of sales (exclusive of depreciation and amortization)	151	149	1.3
General and administrative	110	91	20.9
Depreciation and amortization	19	22	(13.6)

Total Operating Expense	456	433	5.3

Operating Income	279	358	(22.1)
Interest expense, net	162	168	(3.6)

Income Before Provision for Income Taxes	117	190	(38.4)
Provision for income taxes	44	73	(39.7)

Net Income	$73	$117	(37.6)

Basic and Diluted Earnings per Common Share (1)	$.50	$.80	(37.5)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Dividends Declared per Common Share	$—	$.3425

Note:

(1)	Equity based awards granted in 2007 and 2008 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Adjusted Pro Forma (Non-GAAP)(1)
Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007
(dollars in millions, except per share amounts)

	9 Mos. Ended	9 Mos. Ended
Unaudited	9/30/08	9/30/07	% Change

Operating Revenue
Print products	$2,038	$2,189	(6.9)
Internet	223	210	6.2
Other	3	3	—

Total Operating Revenue	2,264	2,402	(5.7)

Operating Expense
Selling	541	544	(0.6)
Cost of sales (exclusive of depreciation and amortization)	461	469	(1.7)
General and administrative	277	221	25.3
Depreciation and amortization	59	66	(10.6)

Total Operating Expense	1,338	1,300	2.9

Operating Income	926	1,102	(16.0)
Interest expense, net	491	505	(2.8)

Income Before Provision for Income Taxes	435	597	(27.1)
Provision for income taxes	156	223	(30.0)

Net Income	$279	$374	(25.4)

Basic and Diluted Earnings per Common Share (2)	$1.91	$2.56	(25.4)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)	These consolidated statements of income provide a comparison of the nine months ended September 30, 2008 adjusted pro forma results to the nine months ended September 30, 2007 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	Equity based awards granted in 2007 and 2008 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Adjusted Pro Forma (Non-GAAP)(1)
Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007
(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	9/30/08	9/30/07	% Change

Operating Revenue
Print products	$659	$721	(8.6)
Internet	75	69	8.7
Other	1	1	—

Total Operating Revenue	735	791	(7.1)

Operating Expense
Selling	176	171	2.9
Cost of sales (exclusive of depreciation and amortization)	151	149	1.3
General and administrative	106	73	45.2
Depreciation and amortization	19	22	(13.6)

Total Operating Expense	452	415	8.9

Operating Income	283	376	(24.7)
Interest expense, net	162	168	(3.6)

Income Before Provision for Income Taxes	121	208	(41.8)
Provision for income taxes	45	80	(43.8)

Net Income	$76	$128	(40.6)

Basic and Diluted Earnings per Common Share (2)	$.52	$.88	(40.9)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)	These consolidated statements of income provide a comparison of the three months ended September 30, 2008 adjusted pro forma results to the three months ended September 30, 2007 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	Equity based awards granted in 2007 and 2008 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Nine Months Ended September 30, 2008
(dollars in millions, except per share amounts)

		Adjustments
	9 Mos. Ended				9 Mos. Ended
	9/30/08				9/30/08
					Adjusted
	Reported	Stock-Based	Separation	Restructuring	Pro Forma
Unaudited	(GAAP)	Compensation(3)	Costs (4)	Costs (5)	(Non-GAAP)

Operating Revenue
Print products	$2,038	$—	$—	$—	$2,038
Internet	223	—	—	—	223
Other	3	—	—	—	3

Total Operating Revenue	2,264	—	—	—	2,264

Operating Expense
Selling	541	—	—	—	541
Cost of sales (exclusive of depreciation and amortization)	461	—	—	—	461
General and administrative	306	(4)	(14)	(11)	277
Depreciation and amortization	59	—	—	—	59

Total Operating Expense	1,367	(4)	(14)	(11)	1,338

Operating Income	897	4	14	11	926
Interest expense, net	491	—	—	—	491

Income Before Provision for Income Taxes	406	4	14	11	435
Provision for income taxes	146	1	5	4	156

Net Income	$260	$3	$9	$7	$279

Basic and Diluted Earnings per Common Share	$1.78	$.02	$.06	$.05	$1.91

Operating Income	$897	$4	$14	$11	$926
Depreciation and Amortization	59	—	—	—	59

EBITDA (non-GAAP) (1)	$956	$4	$14	$11	$985

Operating Income margin (2)	39.6%				40.9%
Impact of depreciation and amortization	2.6%				2.6%

EBITDA margin (non-GAAP) (1)	42.2%				43.5%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by total operating revenue.

(2)	Operating income margin is calculated by dividing operating income by total operating revenue.

(3)	Stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(4)	Separation costs reflects costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

(5)	Restructuring costs are associated with strategic organizational realignment and market exit activities.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended September 30, 2008
(dollars in millions, except per share amounts)

		Adjustments
	3 Mos. Ended		3 Mos. Ended
	9/30/08		9/30/08
			Adjusted
	Reported	Restructuring	Pro Forma
Unaudited	(GAAP)	Costs (3)	(Non-GAAP)

Operating Revenue
Print products	$659	$—	$659
Internet	75	—	75
Other	1	—	1

Total Operating Revenue	735	—	735

Operating Expense
Selling	176	—	176
Cost of sales (exclusive of depreciation and amortization)	151	—	151
General and administrative	110	(4)	106
Depreciation and amortization	19	—	19

Total Operating Expense	456	(4)	452

Operating Income	279	4	283
Interest expense, net	162	—	162

Income Before Provision for Income Taxes	117	4	121
Provision for income taxes	44	1	45

Net Income	$73	$3	$76

Basic and Diluted Earnings per Common Share	$.50	$.02	$.52

Operating Income	$279	$4	$283
Depreciation and Amortization	19	—	19

EBITDA (non-GAAP) (1)	$298	$4	$302

Operating Income margin (2)	37.9%		38.5%
Impact of depreciation and amortization	2.6%		2.6%

EBITDA margin (non-GAAP) (1)	40.5%		41.1%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by total operating revenue.

(2)	Operating income margin is calculated by dividing operating income by total operating revenue.

(3)	Restructuring costs are associated with strategic organizational realignment and market exit activities.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Nine Months Ended September 30, 2007
(dollars in millions, except per share amounts)

		Adjustments
	9 Mos. Ended			9 Mos. Ended
	9/30/07			9/30/07
				Adjusted
	Reported	Stock-Based	Separation	Pro Forma
Unaudited	(GAAP)	Compensation(3)	Costs (4)	(Non-GAAP)

Operating Revenue
Print products	$2,189	$—	$—	$2,189
Internet	210	—	—	210
Other	3	—	—	3

Total Operating Revenue	2,402	—	—	2,402

Operating Expense
Selling	544	—	—	544
Cost of sales (exclusive of depreciation and amortization)	469	—	—	469
General and administrative	291	(21)	(49)	221
Depreciation and amortization	66	—	—	66

Total Operating Expense	1,370	(21)	(49)	1,300

Operating Income	1,032	21	49	1,102
Interest expense, net	505	—	—	505

Income Before Provision for Income Taxes	527	21	49	597
Provision for income taxes	198	8	17	223

Net Income	$329	$13	$32	$374

Basic and Diluted Earnings per Common Share	$2.25	$.09	$.22	$2.56

Operating Income	$1,032	$21	$49	$1,102
Depreciation and Amortization	66	—	—	66

EBITDA (non-GAAP) (1)	$1,098	$21	$49	$1,168

Operating Income margin (2)	43.0%			45.9%
Impact of depreciation and amortization	2.7%			2.7%

EBITDA margin (non-GAAP) (1)	45.7%			48.6%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by total operating revenue.

(2)	Operating income margin is calculated by dividing operating income by total operating revenue.

(3)	Stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(4)	Separation costs reflects costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended September 30, 2007
(dollars in millions, except per share amounts)

		Adjustments
	3 Mos. Ended			3 Mos. Ended
	9/30/07			9/30/07
				Adjusted
	Reported	Stock Based	Separation	Pro Forma
Unaudited	(GAAP)	Compensation(3)	Costs (4)	(Non-GAAP)

Operating Revenue
Print products	$721	$—	$—	$721
Internet	69	—	—	69
Other	1	—	—	1

Total Operating Revenue	791	—	—	791

Operating Expense
Selling	171	—	—	171
Cost of sales (exclusive of depreciation and amortization)	149	—	—	149
General and administrative	91	(4)	(14)	73
Depreciation and amortization	22	—	—	22

Total Operating Expense	433	(4)	(14)	415

Operating Income	358	4	14	376
Interest expense, net	168	—	—	168

Income Before Provision for Income Taxes	190	4	14	208
Provision for income taxes	73	2	5	80

Net Income	$117	$2	$9	$128

Basic and Diluted Earnings per Common Share	$.80	$.01	$.06	$.88

Operating Income	$358	$4	$14	$376
Depreciation and Amortization	22	—	—	22

EBITDA (non-GAAP) (1)	$380	$4	$14	$398

Operating Income margin (2)	45.2%			47.5%
Impact of depreciation and amortization	2.8%			2.8%

EBITDA margin (non-GAAP) (1)	48.0%			50.3%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by total operating revenue.

(2)	Operating income margin is calculated by dividing operating income by total operating revenue.

(3)	Stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(4)	Separation costs reflects costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.
Consolidated Balance Sheets
Reported (GAAP)
As of September 30, 2008 and December 31, 2007
(dollars in millions)

Unaudited	9/30/2008	12/31/2007

Assets
Current assets:
Cash and cash equivalents	$304	$48
Accounts receivable, net of allowances of $99 and $77	377	423
Deferred directory costs	283	312
Prepaid expenses and other	4	10

Total current assets	968	793

Property, plant and equipment	480	471
Less: accumulated depreciation	376	356

	104	115

Goodwill	73	73
Intangible assets, net	291	303
Pension assets	183	171
Non-current deferred tax assets	76	124
Debt issuance costs	78	86
Other non-current assets	5	2

Total Assets	$1,778	$1,667

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$304	$272
Deferred revenue	166	209
Current maturities of long-term debt	104	48
Current deferred taxes	30	28
Other	26	31

Total current liabilities	630	588

Long-term debt	8,928	9,020
Employee benefit obligations	312	327
Unrecognized tax benefits	87	109
Other liabilities	170	223

Stockholders’ equity (deficit):
Common stock ($.01 par value; 225 million shares authorized, 147,760,445 and 146,795,971 shares issued and outstanding in 2008 and 2007, respectively)	1	1
Additional paid-in capital (deficit)	(8,766)	(8,776)
Retained earnings	571	361
Accumulated other comprehensive loss	(155)	(186)

Total stockholders’ equity (deficit)	(8,349)	(8,600)

Total Liabilities and Stockholders’ Equity (Deficit)	$1,778	$1,667

IDEARC INC.
Consolidated Statements of Cash Flows
Reported (GAAP)
Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007
(dollars in millions)

	9 Months Ended	9 Months Ended
Unaudited	9/30/08	9/30/07

Cash Flows from Operating Activities
Net Income	$260	$329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59	66
Employee retirement benefits	1	(4)
Deferred income taxes	17	(5)
Provision for uncollectible accounts	147	111
Stock-based compensation	3	34

Changes in current assets and liabilities
Accounts receivable	(101)	(193)
Deferred directory costs	29	(5)
Other current assets	6	1
Accounts payable and accrued liabilities	(21)	18
Other, net	(23)	(18)

Net cash provided by operating activities	377	334

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(37)	(31)
Acquisitions	—	(3)
Proceeds from sale of assets	2	26
Other, net	—	4

Net cash used in investing activities	(35)	(4)

Cash Flows from Financing Activities
Repayment of long-term debt	(36)	(36)
Dividends paid to Idearc stockholders	(50)	(150)

Net cash used in financing activities	(86)	(186)

Increase in cash and cash equivalents	256	144
Cash and cash equivalents, beginning of year	48	172

Cash and cash equivalents, end of period	$304	$316

IDEARC INC.
Mutli-Product Advertising Sales
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	9 Mos. Ended	9 Mos. Ended	9 Mos. Ended
Unaudited	9/30/08	9/30/07	9/30/06	9/30/08	9/30/07	9/30/06

Net Print Products Sales(1)	$545	$626	$654	$1,802	$2,009	$2,073
% Change year-over-year	(12.9%)	(4.3%)		(10.3%)	(3.1%)

Net Internet Sales(2)	75	69	60	223	210	167
% Change year-over-year	8.7%	15.0%		6.2%	25.7%

Net Multi-Product Advertising Sales(3)	620	695	714	2,025	2,219	2,240
% Change year-over-year	(10.8%)	(2.7%)		(8.7%)	(0.9%)

Notes:
(1)	Net print products sales represents the total sales value (less a provision for sales allowances) of directories published that will be amortized over the life of the directories, which is typically 12 months. Directories from preceding periods have been aligned to match the publication schedule of 2008 publications, allowing for a meaningful comparison of current publications to previous publications. Previously reported amounts have been changed to reflect subsequent adjustments.

(2)	Net Internet sales represents total revenue for our fixed-fee and performance-based advertising products less a provision for sales allowances. Fixed-fee advertising includes advertisement placement on our Superpages.com website, and website development and hosting for our advertisers. Revenue from fixed-fee advertisers is recognized monthly over the life of the advertising service. Performance-based advertising revenue is earned when consumers connect with our Superpages.com advertisers by a “click” on their Internet advertising or a phone call to their business. Revenue from performance-based advertising is recognized when there is evidence that qualifying transactions have occurred.

(3)	Net multi-product advertising sales is an operating measure used by the Company to compare advertising sales for current advertising publications and products to sales for previous advertising publications and products. It is important to distinguish net mult-product advertising sales from total operating revenue, which on our financial statements is recognized under the deferral and amortization method.
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About Idearc Inc.
Idearc Inc. (NYSE: IAR) delivers products on multiple platforms to help consumers find the information they want, wherever they are. Idearc’s multi-platform of advertising solutions includes Superpages.com®, Superpages MobileSM, Superpages Mobile SM for BlackBerry®, Switchboard.com, LocalSearch.comSM, Verizon® Yellow Pages, Verizon® White Pages, smaller-sized portable Verizon® Yellow Pages Companion Directories, FairPoint® Yellow Pages, FairPoint® White Pages, FairPoint® Yellow Pages Companion Directories, reFresh reCharge reNew™ magazine, Solutions At Hand™ magazine, and Solutions on the Move™ and Solutions Direct™ direct mail packages. For more information, visit www.idearc.com.
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